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                                                                     Exhibit 5.1

                                                                    June 7, 2002

Man Sang Holdings, Inc.
21/F Railway Plaza
39 Chatham Road South
Tsimshatsui, Kowloon
Hong Kong

Re: Man Sang Holdings, Inc. Registration Statement on Form S-8 for 410,000 Shares of Common Stock

Ladies and Gentlemen:

     We have acted as special Nevada counsel to Man Sang Holdings, Inc. (the "Company") in connection with its filing with the Securities and Exchange Commission on or about the date hereof of a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of 410,000 shares of Common Stock, par value $0.001 per share, of the Company (the "Shares") to be issued in connection with the Company's Business Consulting Agreement, dated June 1, 2002, with Lin Xian Fu and the Company's Business Consulting Agreement, dated June 1, 2002, with Li Shao Bo (collectively, the "Agreements"). Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Registration Statement.

     We have been informed that item 601 of Regulation S-K and the Instructions to Form S-8 require that an opinion of counsel concerning the legality of the securities to be registered be filed as an exhibit to the Form S-8 Registration Statement if the securities are original issue shares. This opinion is provided in satisfaction of that requirement as it relates to the Registration Statement.

     We have examined: (i) Articles of Incorporation of S.B.H. Ventures, as filed with the Secretary of State of the State of Nevada on November 14, 1986;
(ii) Articles of Merger merging Unix Source America and S.B.H. Ventures and changing the name of S.B.H. Ventures to Unix Source America, as filed with the Secretary of State of the State of Nevada on December 31, 1991; (iii) the Company's Restated Articles of Incorporation, as filed with the Secretary of State of the State of Nevada on January 12, 1996; (iv) the Company's Certificate of Amendment of Articles of Incorporation, as filed with the Secretary of State of Nevada on June 7, 1996; (v) the Company's Certificate of Designation, Preferences and Rights of a Series of 100,000 Shares of Preferred Stock, $.001 Par Value, Designated "Series A Preferred Stock", as filed with the Secretary of State of the State of Nevada on June 27, 1996; (vi) the Company's Certificate of Designation, Preferences and Rights of a Series of 100,000 Shares of Preferred Stock, $.001 Par Value, Designated "Series B Preferred Stock", as filed with the Secretary of State of the State of Nevada on June 27, 1996; (vii) the Company's Certificate of Decrease in Authorized Shares Pursuant to NRS 78.207, filed with the Secretary of State of the State of Nevada on October 8, 1996; (viii) a Certificate of Existence, issued by the Secretary of State of the State of Nevada on June 4, 2002, certifying among other things that Items (i) through
(vii) above constitute all organizational documents on file for the Company in the office of the Secretary of State of the State of Nevada; (ix) the Company's Amended Bylaws, as certified by the Company's Secretary as of June 7, 2002; (x) the Agreements, and such other records and documents as we have deemed advisable in order to render this opinion. We have relied upon the certificates of all public officials and corporate officers of the Company with respect to the accuracy of all matters contained therein, including as to the number of shares of the Company's common stock which are issued and outstanding. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to originals of all copies of all documents submitted to us.
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     Based on such review and assumptions, we are of the opinion that when issued pursuant to the Agreements, the Shares will be legally issued, fully paid, and non-assessable. We express no opinion regarding compliance with any blue sky or similar laws relating to the sale or distribution of the Shares.

     Nothing herein shall be deemed an opinion as to the laws of any jurisdiction other than the State of Nevada.

     This opinion is rendered solely in connection with registration and issuance of the Shares. It may not be relied upon for any other purpose, or reproduced or filed publicly by any person, without the written consent of this firm. Notwithstanding the foregoing, we consent to the filing of this opinion as
Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                        Very truly yours,

                                        /s/ LIONEL SAWYER & COLLINS